Exhibit (c)(2)

DRAFT Regarding Project Balboa December 22, 2004 CONFIDENTIAL Presentation to the Special Committee of the Board of Directors Private & Confidential

Table of Contents Presentation To The Special Committee of the Board of Directors Regarding Project Balboa 1. Overview of Proposed Transaction 1 2. Public Market Information 4 3. Valuation Analysis 6 Merrill Lynch prohibits (a) employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change such rating or price target, as consideration or inducement for the receipt of business or for compensation, and (b) Research Analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients.

Overview of Proposed Transaction

1 Transaction Summary and Merrill Lynch's Role A transaction has been proposed in which an acquisition company controlled by KKR (the "Buyer") will purchase all of the outstanding common shares of Balboa for C$40.20 per share We understand that the Buyer has completed its due diligence investigation of the Company and has arranged committed financing through a major Canadian bank Merrill Lynch has been retained by the Special Committee of the Board of Directors of Balboa to provide financial advisory services in relation to the proposed Transaction We have been asked to provide a fairness opinion (the "Opinion") as to whether the consideration is fair from a financial point of view to Balboa shareholders We have not solicited alternative transactions to that proposed by the Buyer The Opinion will be included in a Management Proxy Circular which will be mailed to all Balboa shareholders following the announcement of the Transaction Overview of Proposed Transaction

2 Transaction Valuation Summary ($mm, except per share amounts) Overview of Proposed Transaction ____________________ (1) Converted at an exchange rate of 1.231 C$/US$. (2) Based on 56.2 million fully-diluted shares outstanding under treasury stock method at the offer price of C$40.20 (US$32.65). (3) Based on net debt of C$785.6 million (US$638.1 million) and minority interest of C$97.4 million (US$79.1 million). Net debt includes C$89.9 million (US$73.0 million) of off-balance sheet securitized of receivables. (4) Current market price of C$34.75 (US$28.23) as of December 21, 2004. (5) Projections based on Company management estimates and approved by the Board of Directors on December 9, 2004. (6) First Call consensus estimates as of December 12, 2004.

3 Summary of Key Transaction Terms (1) Overview of Proposed Transaction ____________________ (1) All terms are based on the draft Combination Agreement dated December 22, 2004 and are subject to the negotiation of a definitive Combination Agreement.

Public Market Information

4 Public Market Overview ($ in Millions) 3-Year Historical Stock Price Performance ____________________ (1) Fully-diluted shares outstanding calculated using the treasury stock method. (2) Balance sheet data as of September 30, 2004; converted to C$ where appropriate at an exchange rate of 1.231 US$/C$. Debt includes C$89.9 million (US$73.0 million) of off-balance sheet securitized receivables. (3) First Call consensus estimates as of December 21, 2004. (4) 2004 figures based on Company management estimates. Price (C$) Public Market Profile Historical Growth Profile (4) Sales 8-Yr CAGR = 16.0% (US$mm) Net Income 8-Yr CAGR = 26.4% (US$mm) Public Market Information

5 Three-Year Indexed Stock Price Performance One-Year Indexed Stock Price Performance ____________________ (1) Indexed shares prices denominated in local currency. (2) Building Products Composite includes: American Standard, American Woodmark, Black & Decker, ElkCorp., Fortune Brands, Jacuzzi Brands, Masco Corp., Mohawk Industries, Sherwin-Williams and Stanley Works. Sector Share Price Performance (1) Building Products Composite (2) 66.9% S&P 500 5.3% TSX 22.7% Building Products Composite (2) 28.1% S&P 500 10.7% TSX 13.9% Balboa (NYSE) 143.4% Balboa (NYSE) 10.3% Balboa (TSX) 90.2% Balboa (TSX) 1.5% Public Market Information

Valuation Analysis

6 Valuation Analysis Management Case - Summary Financials Historical and Projected Financials (US$ in Millions, Except per Share Data) ____________________ (1) Projections provided by Company management and approved by the Board of Directors on December 9, 2004. (2) EPS estimates adjusted using treasury stock method at current share price.

7 Comparison of Financial Projections vs. Street Estimates (US$ in Millions, Except per Share Data) ____________________ (1) Projections provided by Company management and were approved by Board of Directors on December 9, 2004. EPS estimates adjusted using treasury stock method at current price. Valuation Analysis

8 Summary Valuation Analysis In C$ per Share Valuation Analysis ____________________ All US$ amounts converted to C$ at 1.231 C$/US$. (1) 52-week trading range as of December 21, 2004. (2) Public trading comparable multiples reflect the historic discount to comparable U.S. companies. (3) Based on Company management estimates approved by the Board of Directors on December 9, 2004. Discounted to December 31, 2004. 52-Week High / Low Trading History (1) Trading Comparables (2) Based on FY2005E EPS of: US$2.71 Multiple: 9.5x - 11.5x Based on LTM EBITDA of: US$271.5mm Multiple: 7.0x - 9.0x Based on FY2005E EPS of: US$2.71 Multiple: 11.0x - 13.0x Management Case (3) Discount Rate: 9.0% - 11.0% Terminal Value: 7.0x - 8.0x 2009E Trailing EBITDA Management Case (3) IRR 20-25% Debt/EBITDA: 6.25x Current Price $34.75 Offer Price $40.20 Discounted Cash Flow Leveraged Buyout Acquisition Comparables 12-Month Price Objective High / Low Based on Yield of: 8% - 10% Income Trust Conversion Based on LTM EBITDA of: US$271.5mm Multiple: 7.5x - 8.5x Analyst Price Target Management Case (3) Discount Rate: 9.0% - 11.0% Terminal Value: 1.5% - 2.5% Perpetuity Growth Rate

9 ____________________ (1) Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities. (2) Estimates and EPS growth obtained from First Call as of December 21, 2004 and calendarized where necessary. Street research used when consensus estimates are unavailable. (3) Enterprise value includes US$73 million in off-balance sheet securitized receivables. Daily trading value includes TSX and NYSE volume. US$ in Millions, Except per Share Data Valuation Analysis Comparable Companies - Trading Analysis Balboa has historically traded at a significant discount to its U.S. peers due in part to size, liquidity, very limited U.S. research coverage and following, and small size of Canadian building products public universe

10 Balboa Historical Trading Multiple Analysis (1999 - 2004YTD) (1) ____________________ Source: Factset and Company disclosure where available. (1) As of December 21, 2004. Trailing EV/EBITDA multiples constructed based on quarterly reported results. Trailing EBITDA between October 1, 2001 and September 30, 2002 adjusted for acquisition of Masonite Corp. (2) U.S. Comparables include American Standard, American Woodmark, Black & Decker, ElkCorp., Fortune Brands, Jacuzzi Brands, Masco Corp., Mohawk Industries, Sherwin-Williams and Stanley Works. Price to 1 year forward earnings composite weighted by market value of equity. 11.5x 8.5x Valuation Analysis (2) 16.5x (2)

11 Comparable Transactions - Selected Building Products Sector Valuation Update ____________________ Bold indicates Sponsor Deals. (1) Estimate based upon rumored sale price range of $375 to $425 million. Valuation Analysis

(US$ in Millions, Except per Share Data where Shown) 12 Valuation Analysis DCF Analysis - TV Based on EBITDA Multiple Method (1) ____________________ (1) Projections provided by Company management and approved by the Board of Directors on December 9, 2004. (2) Present values calculated as of December 31, 2004, assuming mid-year issuance. (3) Based on 56.0 million fully-diluted shares outstanding. US$ value per diluted share converted at 1.231 C$/US$. (4) Implied multiple of forward earnings = 10.6x @ 7.0x LTM '09 EBITDA and 12.9x @ 8.0x LTM '09 EBITDA. Discounted Cash Flow Assumptions (2) - EBITDA Multiple Method Financial Projections (1) (4)

(US$ in Millions, Except per Share Data where Shown) 13 Valuation Analysis DCF Analysis - TV Based on Perpetuity Growth Method (1) ____________________ (1) Projections provided by Company management and approved by the Board of Directors on December 9, 2004. (2) Present values calculated as of December 31, 2004, assuming mid-year issuance of future debt. (3) Based on 56.0 million fully-diluted shares outstanding. US$ value per diluted share converted at 1.231 C$/US$. Discounted Cash Flow Assumptions (2) - Perpetuity Growth Method Financial Projections (1)

14 Valuation Analysis LBO Summary - Management Case @ C$46.00 Offer Price Maximum Leverage @ 6.25x Total Debt / LTM 04E EBITDA ____________________ (1) Equity offer value assumes 57.1 million fully-diluted shares outstanding, with option proceeds of US$30 million treated as a source of funds. (2) Projections provided by Company management and approved by the Board of Directors on December 9, 2004. (3) Sponsor equity returns are adjusted for exercise of management options to acquire an 8% stake at initial cost upon exit. (4) Implied P/E for 1 year forward earnings assuming a normalized Debt/LTM EBITDA of 2.0x. (5) Leverage based on pro forma 2004 EBITDA adjusted to include full-year impact of acquisitions.

15 Valuation Analysis LBO Summary - Management Case @ C$37.00 Offer Price Maximum Leverage @ 6.17x Total Debt / LTM 04E EBITDA ____________________ (1) Equity offer value assumes 57.1 million fully-diluted shares outstanding, with option proceeds of US$30 million treated as a source of funds. (2) Projections provided by Company management and approved by the Board of Directors on December 9, 2004. (3) Sponsor equity returns are adjusted for exercise of management options to acquire an 8% stake at initial cost upon exit. (4) Implied P/E for 1 year forward earnings assuming a normalized Debt/LTM EBITDA of 2.0x. (5) Leverage based on pro forma 2004 EBITDA adjusted to include full-year impact of acquisitions.

16 Valuation Analysis Valuation Summary Income Trust Summary ____________________ (1) Pro forma 2004 total interest expense. (2) Converted at 1.231C$/US. (3) Based on fully-diluted units outstanding. (4) Source: First Call consensus estimates. (5) Pro forma for November 8, 2004 issuance of 4 million new units. (6) Pro forma for December 10, 2004 issuance of C$30 million of 6.25% Convertible Unsecured Subordinated Debentures. Public Trading Comparables